
Metris Receivables, Inc.                                      Metris Master Trust                                 Monthly Report
Certificateholder's Statement                                    Series 1997-1                                          Jun-1999

Section 5.2                                                                  Class A               Class B               Class C
(i) Certificate Amount........................................           616,250.000.00        106,250,000.00         72,250,000.00
(ii) Certificate Principal Distributed........................                     0.00                  0.00                  0.00
(iii) Certificate Interest Distributed........................             3,528,031.25            629,531.25            341,860.41
(iv) Principal Collections....................................            31,029,015.69          5,349,830.28          3,637,884.60
(v)  Finance Charge Collections...............................            13,448,647.06          2,318,732.27          1,576,737.94
       Recoveries.............................................               244,721.32             42,193.33             28,691.46
       Principal Account Earnings.............................                     0.00                  0.00                  0.00
      Accum. Period Reserve Acct. Earnings....................                     0.00                  0.00                  0.00
      Pre-Funding Account Earnings............................                     0.00                  0.00                  0.00
           Total Finance Charge Collections...................            13,693,368.38          2,360,925.60          1,605,429.40
                     Total Collections........................            44,722,384.07          7,710,755.88          5,243,314.00
(vi) Aggregate Amount of Principal Receivables................                       --                    --                    --
       Invested Amount (End of Mth)...........................           616,250,000.00        106,250,000.00         72,250,000.00
       Floating Allocation Percentage.........................               14.7557984%            2.5441032%            1.7299902%
       Fixed/Floating Allocation Percentage...................                      N/A                   N/A                   N/A
       Invested Amount (Beg. of Mth)..........................           616,250,000.00        106,250,000.00         72,250,000.00
       Average Daily Invested Amount..........................                       --                    --                    --
(vii) Receivable Delinquencies (as a % of Total Receivables)                         --                    --                    --
        Current...............................................                       --                    --                    --
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                   --                    --                    --
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                  --                    --                    --
         90 Days and Over (60+ Days Contractually Delinquent)                        --                    --                    --
                  Total Receivables...........................                       --                    --                    --
(viii) Aggregate Investor Default Amount......................                       --                    --                    --
         As a % of Average Daily Invested Amount
         (Annualized based on 365 days/year)..................                       --                    --                    --
(ix) Charge-Offs..............................................                     0.00                  0.00                  0.00
(x)  Servicing Fee............................................                       --                    --                    --
(xi) Pool Factor..............................................                1.0000000             1.0000000             1.0000000
(xii) Unreimbursed Reallocated Principal Collections..........                       --                  0.00                  0.00
(xiii) Excess Funding Account Balance.........................                       --                    --                    --
         Prefunding Account Balance...........................                       --                    --                    --
(xiv) Class C Reserve Amount..................................                       --                    --                    --
         Class C Reserve Account Balance......................                       --                    --                    --
         Class C Trigger Event Occurrence.....................                       --                    --                    --
(xv)  Number of New Accounts Added to the Trust...............                       --                    --                    --
(xvi) Average Net Portfolio Yield.............................                       --                    --                    --
(xvii) Minimum Base Rate......................................                       --                    --                    --
(xviii) Principal Funding Account Balance.....................                       --                    --                    --
(xix) Accumulation Shortfall..................................                       --                    --                    --
(xx) Scheduled Commencement date of the Accumulation Period                          --                    --                    --
        Accumulation Period Length............................                       --                    --                    --
(xxi) Required Reserve Account Amount.........................                       --                    --                    --
        Available Reserve Account Amount......................                       --                    --                    --
        Covered Amount........................................                       --                    --                    --



Section 5.2                                                              Class D                Total
(i) Certificate Amount........................................            55,250,000.00        850,000,000.00
(ii) Certificate Principal Distributed........................                       --                  0.00
(iii) Certificate Interest Distributed........................                       --          4,499,422.91
(iv) Principal Collections....................................             2,770,952.33         42,787,682.90
(v)  Finance Charge Collections...............................             1,200,264.79         18,544,382.06
       Recoveries.............................................                21,940.53            337,546.64
       Principal Account Earnings.............................                     0.00                  0.00
       Accum. Period Reserve Acct. Earnings...................                     0.00                  0.00
       Pre-Funding Account Earnings...........................                     0.00                  0.00
       Total Finance Charge Collections.......................             1,222,205.32         18,881,928.70
               Total Collections..............................             3,993,157.65         61,669,611.60
(vi) Aggregate Amount of Principal Receivables................                       --      4,176,324,332.85
       Invested Amount (End of Mth)...........................            55,250,000.00        850,000,000.00
       Floating Allocation Percentage.........................                1.3229337%           20.3528254%
       Fixed/Floating Allocation Percentage...................                      N/A             0.0000000%
       Invested Amount (Beg. of Mth)..........................            55,250,000.00        850,000,000.00
       Average Daily Invested Amount..........................                       --        849,795,262.92
(vii) Receivable Delinquencies (as a % of Total Receivables)                         --                    --
        Current...............................................                    86.15%     3,784,553,279.82
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                 6.07%       266,587,771.37
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                2.25%        98,962,839.08
         90 Days and Over (60+ Days Contractually Delinquent)                      5.52%       242,677,920.83
                  Total Receivables...........................                   100.00%     4,392,781,811.10
(viii) Aggregate Investor Default Amount......................                       --          8,466,967.28
         As a % of Average Daily Invested Amount
         (Annualized based on 365 days/year)..................                       --                 12.12%
(ix) Charge-Offs..............................................                       --                  0.00
(x)  Servicing Fee............................................                       --          1,397,260.27
(xi) Pool Factor..............................................                       --                    --
(xii) Unreimbursed Reallocated Principal Collections..........                     0.00                  0.00
(xiii) Excess Funding Account Balance.........................                       --                  0.00
         Prefunding Account Balance...........................                       --                  0.00
(xiv) Class C Reserve Amount..................................                       --         21,250,000.00
         Class C Reserve Account Balance......................                       --         21,250,000.00
         Class C Trigger Event Occurrence.....................                       --                   Yes
(xv)  Number of New Accounts Added to the Trust...............                       --                84,010
(xvi) Average Net Portfolio Yield.............................                       --               14.9113%
(xvii) Minimum Base Rate......................................                       --                8.8115%
(xviii) Principal Funding Account Balance.....................                       --                  0.00
(xix)  Accumulation Shortfall.................................                       --                   N/A
(xx)  Scheduled Commencement date of the Accumulatio Period                          --            March 2001
         Accumulation Period Length...........................                       --                   N/A
(xxi) Required Reserve Account Amount.........................                       --                   N/A
         Available Reserve Account Amount.....................                       --                   N/A
         Covered Amount.......................................                       --                   N/A
